UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2022

CERENCE INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39030	83-4177087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Burlington Woods Drive, Suite 301A Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 362-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CRNC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 6, 2022, Cerence Inc. (the “Company”) issued a press release that included preliminary financial information for the quarter ended March 31, 2022. A copy of the related press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 2.02 by reference.

The information under this Item 2.02, including the press release attached hereto as Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On May 3, 2022, the Board of Directors (the “Board”) of the Company expanded the size of the Board from seven to eight directors, and appointed Doug Davis as a member of the Board and as a member of the Compensation Committee of the Board, effective immediately. Mr. Davis will serve as a Class II director with a term expiring at the Company’s annual meeting of stockholders in 2023 and until his successor is duly elected and qualified, or until his earlier resignation or removal.

Mr. Davis will receive an initial equity award grant with a target value of approximately $125,000 in accordance with the Company’s director compensation program. As a non-employee director, Mr. Davis is also entitled to receive an annual cash retainer of $100,000 pro-rated for his start date. Mr. Davis will otherwise participate in the Company’s director compensation program in the same manner as other non-employee directors.

The Company also will enter into an indemnification agreement with Mr. Davis in connection with his appointment to the Board, which is in substantially the same form as that entered into with the other directors of the Company. There are no other arrangements or understandings between Mr. Davis and any other persons pursuant to which he was selected as a director. Additionally, Mr. Davis has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Chief Financial Officer Transition

On May 4, 2022, the Board appointed Thomas Beaudoin as Executive Vice President and Chief Financial Officer (and, in such capacity, the “principal financial officer” and “principal accounting officer” of the Company), effective May 5, 2022. Since 2019, Mr. Beaudoin has served as a director of the Company.

Mr. Beaudoin, age 68, served as Chief Transformation Officer at Qualifacts Systems Inc. and Credible Inc. from April 2021 through April 2022. Previously, he served as Executive Vice President, Business Transformation of Nuance Communications Inc. (“Nuance”) from 2017 until 2020 and was responsible for leading efforts to align and fully leverage technologies within Nuance’s key vertical markets, and drive growth while improving margins and cost structure. Prior to re-joining Nuance in 2017, Mr. Beaudoin held several executive leadership roles, including CFO of SimpliVity Corp. (now HPE SimpliVity) from 2015 to 2017; and Executive Vice President and CFO of Nuance from 2008 to 2015. Mr. Beaudoin holds a B.S.B.A. degree and an M.B.A. from Babson College.

Mr. Beaudoin will receive an annual base salary of $475,000. In addition, Mr. Beaudoin will be eligible to participate in the Company’s Short Term Incentive Plan with a target opportunity equal to 75% of his base salary. In connection with his appointment, Mr. Beaudoin will receive an initial equity award with a target aggregate value of $2.5 million. Such award will consist of 50% time-based restricted stock units and 50% performance-based restricted stock units. The time-based restricted stock units will vest in three equal installments on each of May 5, 2023, May 5, 2024 and May 5, 2025, in each case subject to Mr. Beaudoin’s continued service with the Company through the applicable vesting date and the terms and conditions set forth in the applicable equity incentive plan and award agreement. The performance-based restricted stock units will be earned based on the Company’s performance upon the completion of each of fiscal year 2022, 2023 and 2024 with one-third of the total performance-based restricted stock units eligible to be earned for each fiscal year, subject to Mr. Beaudoin’s continued service with the Company through such vesting date and the terms and conditions set forth in the applicable equity incentive plan and award agreement.

In connection with his appointment, Mr. Beaudoin will enter into a change of control and severance agreement with the Company (the “Severance Agreement”) that provides for an initial three-year term and for automatic renewal of additional one-year terms unless either party provides timely notice of non-renewal. In the event of a “change of control” (as defined in the Severance Agreement), the term of the Severance Agreement will automatically extend until the one-year anniversary of the date of the change of control. The Severance Agreement provides that in the event that Mr. Beaudoin’s employment is terminated by the Company other than for “cause” (as defined in the Severance Agreement) and for a reason other than due to his death or “disability” (as defined in the Severance Agreement) outside of the one-year period following a change of control, Mr. Beaudoin will be eligible to receive: (i) a payment equal to 100% of his annual base salary then in effect, payable in twelve equal installments; (ii) a lump sum payment equal to 100% of his target bonus and a pro-rated percentage of his target bonus for the fiscal year in which the termination occurs; (iii) vesting of the portion of his time-based equity awards that would have vested in the twelve months following the termination date; (iv) vesting of the earned portion of any performance-based equity awards for which the performance period is complete as of the termination date and the opportunity under certain circumstances to earn a pro rata portion of any performance-based awards with a single three-year performance period for which the performance period is not complete as of the termination date based on actual performance at the end of the performance period; and (v) up to twelve months of monthly COBRA premiums (at the coverage levels in effect for active employees of the Company).

If Mr. Beaudoin’s employment is terminated by the Company other than for cause and for a reason other than due to his death or disability or he resigns for “good reason” (as defined in the Severance Agreement) within one year following a change of control, he will instead be eligible to receive: (i) a lump sum payment equal to 150% of his annual base salary then in effect (or, if greater, as in effect immediately prior to the change of control); (ii) a lump sum payment equal to 150% of his target bonus for the year in which the termination occurs (or, if greater, as in effect immediately prior to the change of control) and a pro-rated percentage of his target bonus for the fiscal year in which the termination occurs (or, if greater, as in effect immediately prior to the change of control); (iii) accelerated vesting of 100% of his unvested time-based equity awards; (iv) accelerated vesting of any performance-based equity awards based on actual performance through the termination date, if measurable, and based upon target performance if performance is not measurable as of the termination date; and (v) up to 18 months of monthly COBRA premiums (at the coverage levels in effect for active employees of the Company). In the event that Mr. Beaudoin’s employment is terminated due to death or disability, he will be eligible to receive accelerated vesting of 100% of his unvested time-based equity awards, 100% of the earned portion of any performance-based equity awards for which the performance period is complete, and the opportunity under certain circumstances to earn a pro rata portion of any performance-based awards with a single three-year performance period for which the performance period is not complete as of the termination date based on actual performance at the end of the performance period. To receive the foregoing severance payments and benefits, except in the case of a termination due to death, Mr. Beaudoin is required to enter into a separation and release agreement in favor of the Company.

There are no other arrangements or understandings between Mr. Beaudoin and any other persons pursuant to which he was appointed as Executive Vice President and Chief Financial Officer of the Company, and Mr. Beaudoin has no family relationships with any of the executive officers or directors of the Company. Additionally, Mr. Beaudoin has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Beaudoin replaces Marc Montagner, former Executive Vice President and Chief Financial Officer of the Company, who resigned from the Company on May 2, 2022. Mr. Montagner advised the Company that his decision to resign did not involve any disagreement with the Company on any matter relating to its accounting policies or internal controls.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by Cerence Inc. on May 6, 2022 (furnished herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cerence Inc.

Date: May 6, 2022	By:	/s/ Stefan Ortmanns
	Name:	Stefan Ortmanns
	Title:	Chief Executive Officer